                                                                   Exhibit 25.1

                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                            _______________________

                                    FORM T-1
                            _______________________

                       STATEMENT OF ELIGIBILITY UNDER THE
                          TRUST INDENTURE ACT OF 1939
                     OF A CORPORATION DESIGNATED TO ACT AS
                                    TRUSTEE
                            _______________________

              Check if an application to determine eligibility of
                    a Trustee pursuant to Section 305(b)(2) / /

                              MELLON BANK, F.S.B.
              (Exact name of Trustee as specified in its charter)

                  13-3680276                            U.S.
     (I.R.S. Employer Identification No.)  (Jurisdiction of incorporation)

                              MELLON BANK, F.S.B.
                                80 Route 4 East
                           Paramus, New Jersey 07652
                    (Address of Principal Executive Office)

                                 ELAINE D. RENN
                                 Vice President
                               MELLON BANK, N.A.
                             ONE MELLON BANK CENTER
                      PITTSBURGH, PENNSYLVANIA 15258-0001
                                 (412) 234-4694
           (Name, Address and Telephone Number of Agent for Service)
                            _______________________

                              ROYAL OAK MINES INC.
              (Exact name of obligor as specified in its charter)
      Information on a subsidiary guarantor is listed on Schedule I hereto

                                ONTARIO, CANADA
         (State or Other Jurisdiction of Incorporation or Organization)

                                      NONE
                      (I.R.S. Employer Identification No.)

                    5501 Lakeview Drive, Kirkland, WA 98033
                    (Address of Principal Executive Offices)

                SERIES B 11% SENIOR SUBORDINATED NOTES DUE 2006
                        (Title of Indenture Securities)

1.   GENERAL INFORMATION.  FURNISH THE FOLLOWING INFORMATION AS TO THE TRUSTEE
     --

     (A) NAME AND ADDRESS OF EACH EXAMINING OR SUPERVISING AUTHORITY TO WHICH IT IS SUBJECT.


            Office of Thrift Supervision           Washington, D.C.
            Federal Deposit Insurance Corporation  Washington, D.C.


     (B)  WHETHER IT IS AUTHORIZED TO EXERCISE CORPORATE TRUST POWERS.

     The trustee is authorized to exercise corporate trust powers.

2. AFFILIATIONS WITH THE OBLIGOR. IF THE OBLIGOR IS AN AFFILIATE OF THE TRUSTEE, DESCRIBE EACH SUCH AFFILIATION.

   The  obligor is not an affiliate of the trustee.

ITEMS 3-15 ARE NOT APPLICABLE SINCE THE OBLIGOR IS NOT IN DEFAULT ON SECURITIES ISSUED UNDER INDENTURES UNDER WHICH THE APPLICANT IS TRUSTEE.

16. LIST OF EXHIBITS. LIST BELOW ALL EXHIBITS FILED AS A PART OF THIS STATEMENT OF ELIGIBILITY.


     Exhibit 1  -    A copy of  the Trustee's Federal Stock Charter dated November
                     1, 1992; a copy of the Written Consent of Trustee's Sole
                     Stockholder dated August 23, 1994 amending Trustee's Federal
                     Stock Charter effective August 24, 1994.

     Exhibit 2  -    Copy of Office of Thrift Supervision Order No.: 92-427 dated
                     September 30, 1992 approving Trustee's application to convert to a federal savings bank pursuant to Section 5(o) of the Home
                     Owners' Loan Act, 12 U.S.C. Sec. 1464(o); copy of Certificate of
                     Corporate Existence of Trustee isssued by the Office of Thrift
                     Supervision dated May 28, 1996.

     Exhibit 3  -    Copy of letter from Angelo A. Vigna, Regional Director, Office of Thrift Supervision, dated October 11, 1995 authorizing
                     Trustee to exercise corporate trust powers in New Jersey; copy of letter from Michael L. Simone, Assistant Director, Office of
                     Thrift Supervision, dated April 5, 1996 providing non-objection to
                     Trustee's exercise of corporate trust powers in Indiana,
                     Maine, Michigan, New York, Ohio, Washington and Wyoming.


     Exhibit 4  -    Copy of Trustee's By-Laws as amended August 3, 1993 and March
                     20, 1996.

     Exhibit 5  -    Not Applicable.

     Exhibit 6  -    Consent of the Trustee required by Section 321(b) dated July 8,
                     1996.

     Exhibit 7  -    Trustee's audited balance sheets as of December 31, 1994 and
                     December 31, 1995.

                                   SIGNATURE

     PURSUANT TO THE REQUIREMENTS OF THE TRUST INDENTURE ACT OF 1939, THE TRUSTEE, MELLON BANK, F.S.B., A FEDERAL SAVINGS BANK ORGANIZED AND EXISTING UNDER THE LAWS OF THE UNITED STATES OF AMERICA, HAS DULY CAUSED THIS STATEMENT OF ELIGIBILITY TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, ALL IN THE CITY OF PITTSBURGH, AND COMMONWEALTH OF PENNSYLVANIA, ON THE 27TH DAY OF AUGUST, 1996.



                                                     MELLON BANK, F.S.B.
                                                     TRUSTEE


                                                          /s/ Elaine D. Renn
                                                     By:______________________
                                                            Elaine D. Renn
                                                            Vice President

                                                                      SCHEDULE I
                                                                      ----------



                               ADDITIONAL OBLIGOR
                               ------------------

The following subsidiary guarantor is a wholly owned subsidiary of Royal Oak Mines Inc.


                   State or Other
                   Jurisdiction of   IRS Employer
                   Incorporation or  Identification
Name and Address   Organization      Number
- -----------------  ----------------  --------------

Kemess Mines Inc.  Ontario, Canada   None
Unit 9
3167 Tatlow Road
P. O. Box 3519
Smithers, British
  Columbia VOJ  2N0
(614) 847-5667

                                                                       EXHIBIT 1



                   THE DREYFUS SECURITY SAVINGS BANK, F.S.B.

                               WRITTEN CONSENT OF
                                SOLE STOCKHOLDER

The undersigned, being the holder of all the issued and outstanding capital stock of THE DREYFUS SECURITY SAVINGS BANK, F.S.B. (the "Bank"), does hereby adopt the following resolution by this its written consent, with full force and effect as if adopted by vote at a duly constituted meeting:

     RESOLVED, that effective August 24, 1994, the name of the Bank shall be "Mellon Bank, F.S.B." and Section 1 of the Bank's Federal Stock Charter shall be amended to read as follows:

          Section 1. Corporate title. The full corporate title of the savings bank is Mellon Bank, F.S.B.;

     and be it further

     RESOLVED, that the appropriate officers of the Bank, and any of them, be and hereby are authorized and directed, on behalf of the Bank, to take such actions as they may deem necessary or appropriate to effect the charter amendment or otherwise carry out the intent of the foregoing resolution.

     IN WITNESS WHEREOF, this consent has been executed as of the 23rd day of August, 1994.

                          DREYFUS-LINCOLN, INC.  (N.J.)




                           By:  /s/ William V. Healy
                                --------------------
                                William V. Healy
                                Secretary

                                                                Charter No. 5707

                             FEDERAL STOCK CHARTER

     Section 1. Corporate title. The full corporate title of the savings bank is The Dreyfus Security Savings Bank, F.S.B.

     Section 2.  Office.  The home office shall be located in Paramus, New
Jersey.

     Section 3.  Duration.  The duration of the savings bank is perpetual.

     Section 4. Purpose and powers. The purpose of the savings bank is to pursue any or all of the lawful objectives of a Federal savings bank chartered under section 5 of the Home Owners' Loan Act and to exercise all of the express, implied, and incidental powers conferred thereby and by all acts amendatory thereof and supplemental thereto, subject to the Constitution and laws of the United States as they are now in effect, or as they may be hereafter be amended, and subject to all lawful and applicable rules, regulations, and orders of the Office of Thrift Supervision ("Office").

     Section 5. Capital stock. The total number of shares of all classes of the capital stock which the savings bank has the authority to issue is 10,000, all of which shall be common stock of par value of $300 per share. The shares may be issued from time to time as authorized by the board of directors without the approval of its shareholders, except as otherwise provided in this section 5 or to the extent that such approval is required by governing law, rule, or regulation. The consideration for the issuance of the shares shall be paid in full before their issuance and shall not be less than the par value. Neither promissory notes nor future services shall constitute payment or part payment for the issuance of shares of the savings bank. The consideration for the shares shall be cash, tangible or intangible property (to the extent direct investment in such property would be permitted to the savings bank), labor, or services actually performed for the savings bank, or any combination of the foregoing. In the absence of actual fraud in the transaction, the value of such property, labor, or services, as determined by the board of directors of the savings bank, shall be conclusive. Upon payment of such consideration, such shares shall be deemed to be fully paid and nonassessable. In the case of a stock dividend, that part of the surplus of the savings bank which is transferred to stated capital upon the issuance of shares as a share dividend shall be deemed to be the consideration for their issuance.

     No shares of common stock (including shares issuable upon conversion, exchange, or exercise of other securities) shall be issued, directly or indirectly, to officers, directors, or controlling persons of the savings bank other than as part of a general public offering or as qualifying shares to a director, unless the issuance or the plan under which they would be issued has been approved by a majority of the total votes eligible to be cast at a legal meeting.

The holders of the common stock shall exclusively possess all voting power. Each holder of shares of common stock shall be entitled to one vote for each share held by such holder, except as to the cumulation of votes for the election of directors. Subject to any provision for a liquidation account, in the event of any liquidation, dissolution, or winding up of the savings bank, the holders of the common stock shall be entitled, after payment or provision for payment of all debts and liabilities of the savings bank, to receive the remaining assets of the savings bank available for distribution, in cash or in kind. Each share of common stock shall have the same relative rights as and be identical in all respects with the other shares of common stock.

     Section 6. Preemptive rights. Holders of the capital stock of the savings bank shall not be entitled to preemptive rights with respect to any shares of the savings bank which may be issued.

     Section 7. Directors. The savings bank shall be under the direction of a board of directors. The authorized number of directors, as stated in the savings bank's bylaws, shall not be fewer than seven nor more than fifteen except when a greater number is approved by the Director of the Office.

     Section 8. Amendment of charter. Except as provided in section 5, no amendment, addition, alteration, change or repeal of this charter shall be made, unless such is first proposed by the board of directors of the savings bank, then preliminarily approved by the Office, which preliminary approval may be granted by the Office pursuant to regulations specifying preapproved charter amendments, and thereafter approved by the shareholders by a majority of the total votes eligible to be cast at a legal meeting. Any amendment, addition, alteration, change, or repeal so acted upon shall be effective upon filing with the Office in accordance with regulatory procedures or on such other date as the Office may specify in its preliminary approval.



                     Attest:  /s/ Joni L. Charatan
                              -----------------------------
                              Joni L. Charatan
                              Secretary of the Savings Bank

                     By:      /s/ Philip L. Tora
                              -----------------------------
                              Philip L. Tora
                              President or Chief Executive
                              Officer of the Savings Bank

                     Attest:  /s/ Nadine Y. Washington
                              -----------------------------
                              Nadine Y. Washington
                              Corporate Secretary of the Office of
                              Thrift Supervision

                         By: /s/ Johnathan L. Lichter
                             ------------------------
                             Acting Director of the Office of
                             Thrift Supervision

Declared effective this 1st day of November, 1992.

                                                                       EXHIBIT 2

                          OFFICE OF THRIFT SUPERVISION

Approval of an Election under Section 10(1) of the Home Owners' Loan Act, Conversion under Section 5(o) of the Home Owners' Loan Act, and Applications for Holding Company Acquisition


                         Order No:  92-427

                         Date:      September 30, 1992


     Dreyfus Corporation, New York, New York, Dreyfus-Lincoln, Inc. (a Delaware Corporation), New York, New York, Dreyfus-Lincoln, Inc. (a New Jersey Corporation), New York, New York, (collectively the "Holding Company"), and The Dreyfus Consumer Bank, Paramus, New Jersey (collectively the "Applicants"), have applied for the approval of the Office of Thrift Supervision ("OTS"): (i) to elect to have their wholly owned subsidiary, Bank Insurance Fund member, state-chartered savings bank, The Dreyfus Savings Bank of New Jersey, Paramus, New Jersey, ("Interim"), treated as a savings association pursuant to section 10(1) of the Home Owners' Loan Act ("HOLA"), 12 U.S.C. Sec. 1467a(1); (ii) to acquire Interim under section 10(a) of the HOLA, 12 U.S.C. Sec. 1467a(a) and section 574.3(a) of the OTS's Acquisition of Control Regulations, 12 C.F.R. Sec. 574.3(a); and (iii) to convert Interim to a federal savings bank, to be known as The Dreyfus Security Savings Bank, F.S.B. ("New Thrift"), pursuant to section 5(o) of the HOLA, 12 U.S.C. Sec. 1464(o), all as described in the applications filed on June 5, 1992, as amended. (Collectively, the foregoing are referred to as the "Applications".)

     The OTS has considered the factors set forth in 12 U.S.C. Secs. 1464(o), 1467a(1), 1467a(o), and 12 C.F.R. Sec. 574.3 and has determined that the proposed transaction would be in compliance with all the standards and criteria therein. Accordingly, the Applications are hereby approved, subject to the following conditions:

     (1) the Applicants and the Interim must receive all required regulatory approvals prior to consummation of the proposed transaction with copies of all such approvals supplied to the OTS Northeast Regional Office;

     (2) on the business day prior to the date of consummation of the proposed transaction, the chief financial officers of the Applicants and the Interim shall certify in writing to the OTS Northeast Regional Director that no material adverse events or material adverse changes have occurred with respect to the financial condition or operations of the Applicants or the Interim since the date of the financial statements submitted with the Applicants:

     (3) the proposed transaction must be consummated within one hundred and twenty (120) calendar days from the date of this Order or within such additional period as the OTC Northeast Regional Director, or his designee, may for good cause grant;

     (4) on the effective date of the proposed transaction Interim shall certify to the OTS Northeast Regional Director that as of such date, Interim's "qualifying thrift investments" equal or exceed 65 percent of Interim's "portfolio assets", as such terms are defined in 12 U.S.C. Sec. 1467a(m) and the OTS's regulations thereunder, and within five (5) calendar days of the effective date of the transaction, the Holding Company shall submit to the OTS Northeast Regional Director detailed accounting of New Thrift's compliance with such percentage test;

     (5) the Applicants must advise the OTS Northeast Regional Office in writing within thirty (30) calendar days after the effective date of the proposed transaction: (1) on the effective date of the transaction and (2) that the transaction was consummated in accordance with applicable laws and regulations, the Applications, and this
          Order:

     (6) the Applicants must submit a final accounting of the transaction to the OTS Northeast Regional Office within thirty (30) calendar days after the effective date of the proposed transaction;

     (7) within thirty (30) calendar days of the effective date of the transaction, the Applicants shall submit closing financial statement for the Interim, as of the effective date of the transaction;

     (8) within thirty (30) calendar days of the effective day of the transaction, the Holding company must submit to the OTS Northeast Regional Director, an executed copy of its tax sharing agreement with New Thrift;

     (9) within thirty (30) calendar days of the effective date of the transaction,the Holding must submit to the OTS Northeast Regional Director, a final version its "Statement of Policy Governing Relationships with Affiliates and their Employees"; and

     (10) New Thrift shall be subject to the restrictions contained in 12 C.F.R. Secs. 337.4(c), (e) and (h) as not or hereinafter in effect, in the same manner and to the same extent as if New Thrift were a bank and an insured nonmember bank, except that such provisions shall be administered and enforced by the OTS.

     For purposes of section 3201(3) of the Depository Institutions Management Interlocks Act, 12 U.S.C. Sec. 3201(3), management officials of investment companies that are currently sponsored, advised, managed, administered, or whose securities are distributed by the Holding Company or its subsidiaries or that commence operations in the future, shall not be treated as management officials of an "affiliate" of a depository holding company for a period of two years from the date of this Order, or in the case of investment companies established after the date hereof, two years after the establishment of such investment company. The OTS Northeast Regional Director may approve requests for future extensions, and may deny an extension if continuation would be objectionable on supervisory grounds.

     By order of the Director of the Office of Thrift Supervision, or his designee, effective September 30, 1992.
                    ------------
                             /s/ Jonathan L. Fischter
                             ------------------------
                             Jonathan L. Fischter
                             Deputy Director
                               for Washington Operations

                            SECRETARY'S CERTIFICATE

                              MELLON BANK, F.S.B.
                       CERTIFICATE OF CORPORATE EXISTENCE


     I, Joni Lacks Charatan, Secretary of Mellon Bank, F.S.B., do hereby certify that:

     The attached copy of the Certificate of Corporate Existence issued by the Office of Thrift Supervision and dated May 28, 1996 is a true copy of the original of such certificate which is in full force and effect at the date hereof.

     In witness whereof, I have hereunto set my hand and affix the seal this 10th of July 1996.



                             /s/ Joni Lacks Charatan

                             Joni Lacks Charatan
                             Secretary

SEAL

                                  May 28, 1996




                       CERTIFICATE OF CORPORATE EXISTENCE
                       ----------------------------------


REFERENCE:  Mellon Bank, F.S.B.
            Paramus, New Jersey



     I, Nadine Y. Washington, Corporate Secretary, Office of Thrift Supervision, hereby certify, according to the records of the Office of Thrift Supervision, Department of the Treasury, Washington, D.C.:

     1. Mellon Bank, F.S.B, Paramus, New Jersey, was chartered under the laws of the United States to transact the business of a Federal savings bank;

     2. The charter of Mellon Bank, F.S.B., Paramus, New Jersey is in full force and effect;

     3. The Office of Thrift Supervision has not appointed a conservator or receiver for Mellon Bank, F.S.B., Paramus, New Jersey; and

     4. As of May 28, 1996, Mellon Bank, F.S.B., Paramus, New Jersey, is operating as a BIF-insured financial institution.


                             /s/ Nadine Y. Washington

                             Nadine Y. Washington
                             Corporate Secretary

SEAL

                                                                       EXHIBIT 3


OTS No.: 10357

FAX NO (201)  587-1785

October 11, 1995


Mr. William V. Healey, President
Mellon Bank, F.S.B.
The Atrium
80 Route 4 East
Paramus, New Jersey 07652

Dear Mr. Healey:


We have reviewed the application by Mellon Bank, F.S.B. ("Applicant"), for permission to establish a trust department to exercise fiduciary powers pursuant to 12 C.F.R. Sec. 550.2. The factors contained in Sec. 550.2(b) have been considered and a determination has been made that the application is consistent therewith.

Therefore, pursuant to authority delegated in OTS Order No. 95-177 dated September 26, 1995, the application is hereby approved subject to the following conditions:

     1. Applicant is authorized to exercise only those corporate trust powers that are authorized by the State of New Jersey. The exercise of trust powers is limited to the Applicant's home office in New Jersey and to all future offices that may be located in New Jersey.

     2. The exercise of corporate trust powers through offices located in additional states is subject to prior approval by the Northeast Regional Director, or his designee.

Please be advised that, and consistent with the Applicant's submissions, the approval contained in this letter does not authorize the Applicant to engage in either personal trust powers or employment benefit trust powers. Upon submission by the Applicant of such additional pertinent information as may be required with respect thereto, the Northeast Regional Director, or his designee, may issue a notice of non-objection regarding the exercise of personal trust powers and employment benefit trust powers assuming continued compliance with applicable statutory and regulatory criteria.

William V. Healey
October 11, 1995
Page 2


     The operation of the trust department regarding corporate trust activities must be completed within one year of the date of this letter unless extended by the Regional Director, or his designee.

     Kindly advise Applications Coordinator Charles P. O'Toole when the trust activities commence.


Very truly yours,

/s/ Angelo A. Vigna

Angelo A. Vigna
Regional Director



cc:  Michael E. Bleier, Esq.
     Michael Simone, OTS/NE
     Thomas Barnes, OTS/NE

OTS No.:  10357


Fax No.  (212) 922-6880


April 5, 1996


Mr. William V. Healey, President
Mellon Bank, F.S.B.
The Atrium
80 Route 4 East
Paramus, New Jersey  07652

Dear Mr. Healey:

This concerns the application by Mellon Bank, F.S.B. ("Mellon FSB"), filed pursuant to 12 C.F.R. Sec. 545.92 on October 27, 1995, for permission to establish nine interstate branch offices in seven states. The application was subsequently amended for permission, pursuant to Sec. 545.96(b), to establish Agency Offices rather than branch offices. Also, on December 1, 1995, Mellon FSB submitted a request for non-objection regarding the exercise of corporate trust powers in seven states through the subject Agency Offices.


The submissions have been reviewed by this Office and I hereby provide my non-objection to (1) the exercise by Mellon FSB of corporate trust power limited to those authorized by the States of Indiana, Maine, Michigan, New York, Ohio, Washington, and Wyoming and (2) pursuant to authority delegated in OTS Order No. 95-177 dated September 26, 1995, the establishment of the Agency Offices to exercise the aforementioned corporate trust power at the following locations:


Skylight Office Tower           One Indiana Square
1660 W. Second Street           Indianapolis, Indiana  46704
Cleveland, OH  44113


88 East Broad Street            3 Seagate
Suite 616                       Toledo, Ohio  43603
Columbus, Ohio  43215

William V. Healey
April 5, 1996
Page 2



Market Place                    1 Canal Plaza
303 Detroit Street              Portland, Maine  04112
Ann Arbor, Michigan  48034


State Street Center             18th and Carey Avenue
80 State Street                 Cheyenne, Wyoming  82001
Albany, New York  12207

                1113 3rd Avenue
                Seattle, Washington   98101



Should there be any changes in the above locations please contact Applications Coordinator Charles P. O'Toole of this Office. Also advise Mr. O'Toole when the activity commences.


Very truly yours,

/s/ Michael L. Simone

Michael L. Simone
Assistant Director

cc: Joni Lacks Charatan, Mellon Bank, FSB

                                                                       EXHIBIT 4


                            SECRETARY'S CERTIFICATE

                       RESOLUTION ADOPTED BY THE BOARD OF
                        DIRECTORS OF MELLON BANK, F.S.B.
                        --------------------------------
                                (AUGUST 3, 1993)


     I, JONI LACKS CHARATAN, SECRETARY OF MELLON BANK, F.S.B., a Federal savings bank, hereby certify that at a meeting of the Board of Directors of the Bank duly called and held on August 3, 1993, the following resolution was duly adopted and is now in full force and effect:

      RESOLVED, that Article II, Section 2, of the By-laws of The Dreyfus Security Savings Bank, F.S.B shall be amended to read as follow:

      Section 2. Number and Term. The board of directors shall consist of 7 members and shall be divided into three classes as nearly equal in number as possible. The members of each class shall be elected for a term of three years and until their successors are elected and qualified. One class shall be elected by ballot annually.


     IN WITNESS WHEREOF, I have hereunto set my hand and affix the seal this 6th day of June, 1996.


                             /s/ Joni Lacks Charatan

                             Joni Lacks Charatan
                             Secretary


SEAL

                            SECRETARY'S CERTIFICATE

                       RESOLUTION ADOPTED BY THE BOARD OF
                        DIRECTORS OF MELLON BANK, F.S.B.
                        --------------------------------

                                (MARCH 20, 1996)

     I, JONI LACKS CHARATAN, SECRETARY OF MELLON BANK, F.S.B., a Federal savings bank, hereby certify that at a meeting of the Board of Directors of the Bank duly called and held on March 20, 1996, the following resolution was duly adopted and is now in full force and effect:

     RESOLVED, that the By-Laws of Mellon Bank, F.S.B. be amended to add the following new Section 5 to Article VI:

      Section 5. Corporate Trust Department Signing Authority. The President, the Officer in charge of the Corporate Trust Department, or any Vice President in such Department shall have full power and authority, in the name and on behalf of the savings bank as trustee, administrator, executor, registrar, transfer agent, or in any other fiduciary capacity, under seal of the savings bank or otherwise:

           (a) To execute, acknowledge and deliver deeds, bonds, mortgages, agreements, bills of sale, powers of attorney and all other instruments in writing that may be necessary or proper in the management or in the sale, leasing or other disposition of any real or personal property held by the savings bank in any fiduciary capacity; and to execute, acknowledge, deliver or accept agreements, indentures, deeds of trust or mortgages that may be necessary or proper in the acceptance of trusts, depositaryships, agency, custodian, escrow or any other fiduciary accounts;

           (b) To execute, acknowledge and deliver any instrument in writing that may be necessary in order to assign, subordinate, release, satisfy or affect in any other manner of record the whole or part of any judgment or of any mortgage or other lien (except a corporate mortgage, deed of trust, indenture or other instrument executed and delivered to the savings bank as trustee for the purpose of securing an issue of corporate obligations) held by the savings bank in any fiduciary capacity;

           (c) To execute, acknowledge and deliver all authentications or certificates of the savings bank as trustee under any mortgage, deed of trust, indenture or agreement securing or providing for bonds, debentures, notes or other securities and all certificates as registrar or transfer agent, and all checks as disbursing agent, and all certificates of deposit, interim certificates and trust receipts or certificates;

           (d) To execute, acknowledge and deliver, pursuant to the terms of any corporate mortgage, deed of trust, indenture or other instrument executed and delivered to the savings bank as trustee for the purpose of securing an issue of corporate obligations, any instrument in writing that may be necessary to assign, modify, release or satisfy any such mortgage, deed of trust, indenture or other instrument or that may be necessary to release all or any part of the property covered by such mortgage, deed of trust, indenture or other instrument from lien thereof;

           (e) To appear in any court of record and to enter upon the record in such court an assignment, subordination, release or satisfaction, in whole or in part, of any judgment held by or controlled by the savings bank in fiduciary capacity;

           (f) To verify under oath all pleadings and all other instruments of every nature and description that may be prepared by or on behalf of the savings bank in any fiduciary capacity and of which such verification may be necessary or proper.

           Any such agreement, instrument, or other document may also be executed, acknowledged and delivered in the name and on behalf of the savings bank in any fiduciary capacity, under seal of the savings bank or otherwise, by such other officers, employees or agents of the savings bank as the Board of Directors, the President or the Officer in charge of the Corporate Trust Department or the authorized delegate of any of them may from time to time authorize.

           Any officer, employee or agent authorized herder to execute, acknowledge and deliver any such agreement, instrument or document is also authorized to cause any other officer of the savings bank to affix the seal of the savings bank thereto and to attest it.

           IN WITNESS WHEREOF, I have hereunto set my hand and affix the seal this 6th day of June, 1996.

                                   /s/ Joni Lacks Charatan

                                   Joni Lacks Charatan
                                   Secretary


      SEAL

              BYLAWS OF THE DREYFUS SECURITY SAVINGS BANK, F.S.B.


                             Article I-Home Office

     The home office of the savings bank shall be at 80 Route 4 East, Paramus in the county of Bergen, in the state of New Jersey.


                            Article II-Shareholders

     Section 1. Place of Meetings. All annual and special meetings of shareholders shall be held at the home office of the savings bank or at such other place in the State in which the principal place of business of the savings bank is located as the board of directors may determine.

     Section 2. Annual Meetings. A meeting of the shareholders of the savings bank for the election of directors and for the transaction of any other business of the savings bank shall be held annually within 120 days after the end of the savings bank's fiscal year on the fourth Tuesday of April if not a legal holiday, and if a legal holiday, then on the next day following which is not a legal holiday at 10:00 a.m., or at such other date and time within such 120-day period as the board of directors may determine.

     Section 3. Special Meetings. Special meetings of the shareholders for any purpose or purposes, unless otherwise prescribed by the regulations of the Office of Thrift Supervision ("Office"), may be called at any time by the chairman of the board, the president, or a majority of the board of directors, and shall be called by the chairman of the board, the president, or the secretary upon the written request of the holders of not less than one-tenth of all of the outstanding capital stock of the savings bank entitled to vote at the meeting. Such written request shall state the purpose or purposes of the meeting and shall be delivered to the home office of the savings bank addressed to the chairman of the board, the president or the secretary.

     Section 4. Conduct of Meetings. Annual and special meetings shall be conducted in accordance with the most current edition of Robert's Rules of Order unless otherwise prescribed by regulations of the Office or these bylaws. The board of directors shall designate, when present, either the chairman of the board or president to preside at such meetings.

     Section 5. Notice of Meetings. Written notice stating the place, day, and hour of the meeting and the purpose(s) for which the meeting is called shall be delivered not fewer than 10 nor more than 50 days before the date of the meeting, either personally or by mail, by or at the direction of the chairman of the board, the president, or the secretary, or the directors calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the mail, addressed to the shareholder at the address as it appears on the stock transfer books or records of the savings bank as of the record date prescribed in section 6 of this article II with postage prepaid. When any shareholders' meeting, either annual or special, is adjourned for 30 days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. It shall not be necessary to give any notice of the time and place of any meeting adjourned for less than 30 days or of the business to be transacted at the meeting, other than an announcement at the meeting at which such adjournment is taken.

     Section 6. Fixing of Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the board of directors shall fix in advance a date as the record date for any such determination of shareholders. Such date in any case shall be not more than 60 days and, in case of a meeting of shareholders, not fewer than 10 days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment.

     Section 7. Voting Lists. At least 20 days before each meeting of the shareholders, the officer or agent having charge of the stock transfer books for shares of the savings bank shall make a complete list of the shareholders entitled to vote at such meeting, or any adjournment, arranged in alphabetical order, with the address and the number of shares held by each. This list of shareholders shall be kept on file at the home office of the savings bank and shall be subject to inspection by any shareholder at any time during usual business hours for a period of 20 days prior to such meeting. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to inspection by any shareholder during the entire time of the meeting. The original stock transfer book shall constitute prima facie evidence of the shareholders entitled to examine such list or transfer books or to vote at any meeting of shareholders. In lieu of making the shareholder list available for inspection by shareholders as provided in the preceding paragraph, the board of directors may elect to follow the procedures prescribed in Sec. 552.6(d) of the Office's regulations as now or hereafter in effect.

     Section 8. Quorum. A majority of the outstanding shares of the savings bank entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. If less than a majority of the outstanding shares is represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to constitute less than a quorum.

     Section 9. Proxies. At all meetings of shareholders, a shareholder may vote by proxy executed in writing by the shareholder or by his or her duly authorized attorney in fact. Proxies solicited on behalf of the management shall be voted as directed by the shareholder or, in the absence of such direction, as determined by a majority of the board of directors. No proxy shall be valid more than eleven months from the date of its execution except for a proxy coupled with an interest.



     Section 10. Voting of Shares in the Name of Two or More Persons. When ownership stands in the name of two or more persons, in the absence of written directions to the savings bank to the contrary, at any meeting of the shareholders of the savings bank any one or more of such shareholders may cast, in person or by proxy, all votes to which such ownership is entitled. In the event an attempt is made to cast conflicting votes, in person or by proxy, by the several persons in whose names shares of stock stand, the vote or votes to which those persons are entitled shall be cast as directed by a majority of those holding such and present in person or by proxy at such meeting, but no votes shall be cast for such stock if a majority cannot agree.

     Section 11. Voting of Shares by Certain Holders. Shares standing in the name of another corporation may be voted by any officer, agent, or proxy as the bylaws of such corporation may prescribe, or, in the absence of such provision, as the board of directors of such corporation may determine. Shares held by an administrator, executor, guardian, or conservator may be voted by him or her, either in person or by proxy, without a transfer of such shares into his or her name. Shares standing in the name of a trustee may be voted by him or her, either in person or by proxy, but no trustee shall be entitled to vote shares held by him or her without a transfer of such shares into his or her name. Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer into his or her name if authority to do so is contained in an appropriate order of the court or the public authority by which such receiver was appointed.

     A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

     Neither treasury shares of its own stock held by the savings bank nor shares held by another corporation, if a majority of the shares entitled to vote for the election of directors of such other corporation are held by the savings bank, shall be voted at any meeting or counted in determining the total number of outstanding shares at any given time for purposes of any meeting.

     Section 12. Cumulative Voting. Every shareholder entitled to vote at an election for directors shall have the right to vote, in person or by proxy, the number of shares owned by the shareholder for as many persons as there are directors to be elected and for whose election the shareholder has a right to vote, or to cumulate the votes by giving one candidate as many votes as the number of such directors to be elected multiplied by the number of shares shall equal or by distributing such votes on the same principle among any number of candidates.

     Section 13. Inspectors of Election. In advance of any meeting of shareholders, the board of directors may appoint any person other than nominees for office as inspectors of election to act at such meeting or any adjournment. The number of inspectors shall be either one or three. Any such appointment shall not be altered at the meeting. If inspectors of election are not so appointed, the chairman of the board or the president may, or on the request of not fewer than 10 percent of the votes represented at the meeting shall, make such appointment at the meeting. If appointed at the meeting, the majority of the votes present shall determine whether one or three inspectors are to be appointed. In case any person appointed as inspector fails to appear or fails or refuses to act, the vacancy may be filled by appointment by the board of directors in advance of the meeting or at the meeting by the chairman of the board or the president.

     Unless otherwise prescribed by regulations of the Office, the duties of such inspectors shall include: determining the number of shares and the voting power of each share, the shares represented at the meeting, the existence of a quorum, and the authenticity, validity and effect of proxies; receiving votes, ballots, or consents; hearing and determining all challenges and questions in any way arising in connection with the rights to vote; counting and tabulating all votes or consents; determining the result; and such acts as may be proper to conduct the election or vote with fairness to all shareholders.

     Section 14. Nominating Committee. The board or directors shall act as a nominating committee for selecting the management nominees for election as directors. Except in the case of a nominee substituted as a result of the death or other incapacity of a management nominee, the nominating committee shall deliver written nominations to the secretary at least 20 days prior to the date of the annual meeting. Upon delivery, such nominations shall be posted in a conspicuous place in each office of the savings bank. No nominations for directors except those made by the nominating committee shall be voted upon at the annual meeting unless other nominations by shareholders are made in writing and delivered to the secretary of the savings bank at least five days prior to the date of the annual meeting. Upon delivery, such nominations shall be posted in a conspicuous place in each office of the association. Ballots bearing the names of all persons nominated by the nominating committee and by shareholders shall be provided for use at the annual meeting. However, if the nominating committee shall fail or refuse to act at least 20 days prior to the annual meeting, nominations for directors may be made at the annual meeting by any shareholder entitled to vote and shall be voted upon.

     Section 15. New Business. Any new business to be taken up at the annual meting shall be stated in writing and filed with the secretary of the savings bank at least five days before the date of the annual meeting, and all business so stated, proposed, and filed shall be considered at the annual meeting; but no other proposal shall be acted upon at the annual meeting. Any shareholder may make any other proposal at the annual meeting and the same may be discussed and considered, but unless stated in writing and filed with the secretary at least five days before the meeting, such proposal shall be laid over for action at an adjourned, special, or annual meeting of the shareholders taking place 30 days or more thereafter. This provision shall not prevent the consideration and approval or disapproval at the annual meeting of reports of officers, directors, and committees; but in connection with such reports, no new business shall be acted upon at such annual meeting unless stated and filed as herein provided.

     Section 16. Informal Action by Shareholders. Any action required to be taken at a meeting of the shareholders, or any other action which may be taken at a meeting of shareholders, may be taken without a meeting if consent in writing, setting forth the action so taken, shall be given by all of the shareholders entitled to vote with respect to the subject matter.

                         Article III-Board of Directors

     Section 1. General Powers. The business and affairs of the savings bank shall be under the direction of its board of directors. The board of directors shall annually elect a chairman of the board and a president from among its members and shall designate, when present, either the chairman of the board or the president to preside at its meetings.

     Section 2. Number and Term. The board of directors shall consist of 8 members and shall be divided into three classes as nearly equal in number as possible. The members of each class shall be elected for a term of three years and until their successors are elected and qualified. One class shall be elected by ballot annually.

     Section 3. Regular Meetings. A regular meeting of the board of directors shall be held without other notice than this bylaw immediately after, and at the same place as, the annual meeting of shareholders. The board of directors may provide, by resolution, the time and place, within the savings bank's normal lending territory, for the holding of additional regular meetings without other notice than such resolution.

     Members of the board of directors may participate in regular meetings by means of conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other. Such participation shall constitute presence in person but shall not constitute attendance for the purpose of compensation pursuant to section 12 of this article.

     Section 4. Qualifications. Each director shall at all times be the beneficial owner of not less than 100 shares of capital stock of the savings bank unless the savings bank is a wholly owned subsidiary of a holding company.

     Section 5. Special Meetings. Special meetings of the board of directors may be called by or at the request of the chairman of the board, the president, or one-third of the directors. The persons authorized to call special meetings of the board of directors, may fix any place, within the savings bank's normal lending territory, as the place for holding any special meeting of the board of directors called by such persons.

     Members of the board of directors may participate in special meetings by means of conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other. Such participation shall constitute presence in person but shall not constitute attendance for the purpose of compensation pursuant to Section 12 of this article.

     Section 6. Notice. Written notice of any special meeting shall be given to each director at least two days prior thereto when delivered personally or by telegram or at least five days prior thereto when delivered by mail at the address at which the director is most likely to be reached. Such notice shall be deemed to be delivered when deposited in the mail so addressed, with postage prepaid if mailed or when delivered to the telegraph company if sent by telegram.


Any director may waive notice of any meeting by a writing filed with the secretary. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any meeting of the board of directors need be specified in the notice of waiver of notice of such meeting.

     Section 7. Quorum. A majority of the number of directors fixed by Section 2 of this article III shall constitute a quorum for the transaction of business at any meeting of the board of directors; but if less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time. Notice of any adjourned meeting shall be given in the same manner as prescribed by Section 5 of this article III.

     Section 8. Manner of Acting. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the board of the directors, unless a greater number is prescribed by regulation of the Office or by these bylaws.

     Section 9. Action Without a Meeting. Any action required or permitted to be taken by the board of directors at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors.

     Section 10. Resignation. Any director may resign at any time by sending a written notice of such resignation to the home office of the savings bank addressed to the chairman of the board or the president. Unless otherwise specified, such resignation shall take effect upon receipt by the chairman of the board or the president. More than three consecutive absences from regular meetings of the board of directors, unless excused by resolution of the board of directors, shall automatically constitute a resignation, effective when such resignation is accepted by the board of directors.

     Section 11. Vacancies. Any vacancy occurring on the board of directors may be filled by the affirmative vote of a majority of the remaining directors although less than a quorum of the board of directors. A director elected to fill a vacancy shall be elected to serve until the next election of directors by the shareholders. Any directorship to be filled by reason of an increase in the number of directors may be filled by election by the board of directors for a term of office continuing only until the next election of directors by the shareholders.

     Section 12. Compensation. Directors, as such, may receive a stated salary for their services. By resolution of the board of directors, a reasonable fixed sum, and reasonable expenses of attendance, if any, may be allowed for actual attendance at each regular or special meeting of the board of directors. Members of either standing or special committees may be allowed such compensation for actual attendance at committee meetings as the board of directors may determine.


     Section 13. Presumption of Assent. A director of the savings bank who is present at a meeting of the board of directors at which action on any savings bank matter is taken shall be presumed to have assented to the action taken unless his or her dissent or abstention shall be entered in the minutes of the meeting or unless he or she shall file a written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the secretary of the savings bank within five days after the date of copy of the minutes of the meeting is received. Such right to dissent shall not apply to a director who voted in favor of such action.

     Section 14. Removal of Directors. At a meeting of shareholders called expressly for that purpose, any director may be removed for cause by a vote of the holders of a majority of the shares then entitled to vote at an election of directors. If less than the entire board is to be removed, no one of the directors may be removed if the votes cast against the removal would be sufficient to elect a director if then cumulatively voted at an election of the class of directors of which such director is a part. Whenever the holders of the shares of any class are entitled to elect one or more directors by the provisions of the charter or supplemental sections thereto, the provisions of this section shall apply, in respect to the removal of a director or directors so elected, to the vote of the holders of the outstanding shares of that class and not to the vote of the outstanding shares as a whole.

                   Article IV-Executive and Other Committees

     Section 1. Appointment. The board of directors, by resolution adopted by a majority of the full board, may designate the chief executive officer and two or more of the other directors to constitute an executive committee. The designation of any committee pursuant to this article IV and the delegation of authority shall not operate to relieve the board of directors, or any director, of any responsibility imposed by law or regulation.

     Section 2. Authority. The executive committee, when the board of directors is not in session, shall have and may exercise all of the authority of the board of directors except to the extent, if any, that such authority shall be limited by the resolution appointing the executive committee; and except also that the executive committee shall not have the authority of the board of directors with reference to: the declaration of dividends; the amendment of the charter or bylaws of the savings bank, or recommending to the stockholders a plan of merger, consolidation, or conversion; the sale, lease, or other disposition of all or substantially all of the property and assets of the savings bank otherwise than in the usual and regular course of its business; a voluntary dissolution of the association; a revocation of any of the foregoing; or the approval of a transaction in which any member of the executive committee, directly or indirectly, had any material beneficial interests.

     Section 3. Tenure. Subject to the provisions of Section 8 of this Article IV, each member of the executive committee shall hold office until the next regular annual meeting of the board of directors following his or her designation and until a successor is designated as a member of the executive committee.

     Section 4. Meetings. Regular meetings of the executive committee may be held without notice at such times and places as the executive committee may fix from time to time by resolution. Special meetings of the executive committee may be called by any member thereof upon not less than one day's notice stating the place, date, and hour of the meeting, which notice may be written or oral. Any member of the executive committee may waive notice of any meeting and no notice of any meeting need be given to any member thereof who attends in person. The notice of a meeting of the executive committee need not state the business proposed to be transacted at the meeting.

     Section 5. Quorum. A majority of the members of the executive committee shall constitute a quorum for the transaction of business at any meeting thereof, and action of the executive committee must be authorized by the affirmative vote of a majority of the members present at a meeting at which a quorum is present.

     Section 6. Action Without a Meeting. Any action required or permitted to be taken by the executive committee at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the members of the executive committee.

     Section 7. Vacancies. Any vacancy in the executive committee may be filled by a resolution adopted by a majority of the full board of directors.

     Section 8. Resignations and Removal. Any member of the executive committee may be removed at any time with or without cause by resolution adopted by a majority of the full board of directors. Any member of the executive committee may resign from the executive committee at any time by giving written notice to the president or secretary of the association. Unless otherwise specified, such resignation shall take effect upon its receipt; the acceptance of such resignation shall not be necessary to make it effective.

     Section 9. Procedure. The executive committee shall elect a presiding officer from its members and may fix its own rules of procedure which shall not be inconsistent with these bylaws. It shall keep regular minutes of its proceedings and report the same to the board of directors for its information at the meeting held next after the proceedings and report the same to the board of directors for its information at the meeting held next after the proceedings shall have occurred.

     Section 10. Other Committees. The board of directors may by resolution establish an audit, loan, or other committee composed of directors as they may determine to be necessary or appropriate for the conduct of the business of the savings bank and may prescribe the duties, constitution, and procedures thereof.





                               Article V-Officers

     Section 1. Position. The officers of the savings bank shall be a president, one or more vice presidents, a secretary, and a treasurer, each of whom shall be elected by the board of directors. The board of directors may also designate the chairman of the board as an officer. The President shall be the chief executive officer. The president shall be a director of the savings bank. The offices of the secretary and treasurer may be held by the same person and a vice president may also be either the secretary or the treasurer. The board of directors may designate one or more vice presidents as executive vice president or senior vice president. The board of directors may also elect or authorize the appointment of such other officers as the business of the savings bank may require. The officers shall have such authority and perform such duties as the board of directors may from time to time authorize or determine. In the absence of action by the board of directors the officers shall have such powers and duties as generally pertain to their respective offices.

     Section 2. Election and Term of Office. The officers of the savings bank shall be elected annually at the first meeting of the board of directors held after each annual meeting of the stockholders. If the election of officers is not held at such meeting, such election shall be held as soon thereafter as possible. Each officer shall hold office until a successor has been duly elected and qualified or until the officer's death, resignation, or removal in the manner hereinafter provided. Election or appointment of an officer, employee, or agent shall not of itself create contractual rights. The board of directors may authorize the savings bank to enter into an employment contract with any officer in accordance with regulations of the Office; but no such contract shall impair the right of the board of directors to remove any officer at any time in accordance with Section 3 of this Article V.


     Section 3. Removal. Any officer may be removed by the board of directors whenever in its judgment the best interests of the savings bank will be served thereby, but such removal, other than for cause, shall be without prejudice to the contractual rights, if any, of the person so removed.

     Section 4. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification, or otherwise may be filled by the board of directors for the unexpired portion of the term.

     Section 5. Remuneration. The remuneration of the officers shall be fixed from time to time by the board of directors.



               Article VI-Contracts, Loans, Checks, and Deposits

Section 1. Contracts. To the extent permitted by regulations of the Office, and except as otherwise prescribed by these bylaws with respect to certificates for shares, the board of directors may authorize any officer, employee, or agent of the savings bank to enter into any contract or execute and deliver any instrument in the name of and on behalf of the savings bank. Such authority may be general or confined to specific instances.

     Section 2. Loans. No loans shall be contracted on behalf of the savings bank and no evidence of indebtedness shall be issued in its name unless authorized by the board of directors. Such authority may be general or confined to specific instances.

     Section 3. Checks; Drafts; etc. All checks, drafts, or other orders for the payment of money, notes, or other evidences of indebtedness issued in the name of the savings bank shall be signed by one or more officers, employees or agents of the savings bank in such manner as shall from time to time be determined by the board of directors.

     Section 4. Deposits. All funds of the savings bank not otherwise employed shall be deposited from time to time to the credit of the savings bank in any duly authorized depositories as the board of directors may select.



             Article VII-Certificates for Shares and Their Transfer

     Section 1. Certificates for Shares. Certificates representing shares of capital stock of the savings bank shall be in such form as shall be determined by the board of directors and approved by the Office. Such certificates shall be signed by the chief executive officer or by any other officer of the savings bank authorized by the board of directors, attested by the secretary or an assistant secretary, and sealed with the corporate seal or a facsimile thereof. The signatures of such officers upon a certificate may be facsimiles if the certificate is manually signed on behalf of a transfer agent or a registrar other than the savings bank itself or one of its employees. Each certificate for shares of capital stock shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the savings bank. All certificates surrendered to the savings bank for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares has been surrendered and canceled, except that in the case of a lost or destroyed certificate, a new certificate may be issued upon such terms and indemnity to the savings bank as the board of directors may prescribe.

     Section 2. Transfer of Shares. Transfer of shares of capital stock of the savings bank shall be made only on its stock transfer books. Authority for such transfer shall be given only by the holder of record or by his or her legal representative, who shall furnish proper evidence of such authority, or by his or her attorney authorized by a duly executed power of attorney and filed with the savings bank. Such transfer shall be made only on surrender for cancellation of the certificate for such shares. The person in whose name shares of capital stock stand on the books of the savings bank shall be deemed by the savings bank to be the owner for all purposes.



                    Article VIII-Fiscal Year;  Annual Audit

     The fiscal year of the savings bank shall end on the 31st day of December of each year. The savings bank shall be subject to an annual audit as of the end of its fiscal year by independent public accountants appointed by and responsible to the board of directors. The appointment of such accountants shall be subject to annual ratification by the shareholders.



                              Article IX-Dividends

     Subject to the terms of the savings bank's charter and the regulations and order of the Office, the board of directors may, from time to time, declare, and the savings bank may pay, dividends on its outstanding shares of capital stock.



                            Article X-Corporate Seal

The board of directors shall provide a savings bank seal which shall be two concentric circles between which shall be the name of the savings bank. The year of incorporation or an emblem may appear in the center.



                             Article XI-Amendments

     These bylaws may be amended in a manner consistent with regulations of the Office at any time by a majority vote of the full board of directors or by a majority vote of the votes cast by the stockholders of the savings bank at any legal meeting.

                          Article XII-Indemnification

     The savings bank shall, to the extent specified herein, indemnify each person made or threatened to be made a party to any civil or criminal action or proceeding by reason of the fact that he, or his testator or intestate, is or was a director, officer or employee of the savings bank or served any other entity of any kind, domestic or foreign, in any capacity at the request of the savings bank. Officers and directors of the savings bank shall be so indemnified to the full extent permitted by law and persons other than officers and directors of the savings bank shall be so indemnified to the same extent as officers and directors of the savings bank.

                                                                  EXHIBIT 6



                                    CONSENT
                                    -------
     Mellon Bank, F.S.B. hereby consents that reports by federal, state, territorial, or district authorities regarding Mellon Bank, F.S.B., may be furnished to the Securities and Exchange Commission upon request. This consent is provided in compliance with the requirements of Section 321(b) of the Trust Indenture Act of 1939


                                           Mellon Bank, F.S.B.



DATE:  July 8, 1996                       By:  /s/William V. Healey
       ------------                            ---------------------------------
                                               William V. Healey
                                               President and Chief Executive Officer

                                                                      EXHIBIT 7


                              MELLON BANK, F.S.B.

                                 Balance Sheets


                                                                        December 31,
                                                                     1995         1994
                                                                  -----------  -----------
Assets:
Cash and due from banks                                              $342,260     $437,050
Federal funds sold                                                  6,571,060   13,074,495
Securities (Note 2)
    Held-to-maturity, at amortized cost                             9,299,676    7,740,001
    Available-for-sale, at estimated fair value                     3,975,391        2,703
Federal Home Loan Bank of New York stock, at cost                      87,900      110,600
Mortgage loans held for sale                                        2,035,455       50,414
Loans:
    Real estate mortgages                                           6,331,107    6,764,949
    Consumer                                                          336,622      492,906
                                                                  -----------  -----------
                                                                    6,667,729    7,257,855
    Less: allowance for loan losses (Note 3)                         (50,904)     (87,155)
                                                                  -----------  -----------
Net loans                                                           6,616,825    7,170,700

Accrued income receivable                                             233,615      185,085
Other assets                                                          310,197      502,700
                                                                  -----------  -----------

    TOTAL ASSETS                                                  $29,472,379  $29,273,748
                                                                  ===========  ===========

LIABILITIES AND STOCKHOLDER'S EQUITY:

Liabilities
    Deposits (Note 4):
        Interest bearing:
           Savings, time and money market accounts                $20,849,872  $20,677,606
        Noninterest bearing                                            64,659      383,679
                                                                  -----------  -----------
           Total deposits                                          20,914,531   21,061,285

Due to related affiliates (Note 11)                                   426,271      143,695
Sundry liabilities and accrued expenses                                98,454      115,374
                                                                  -----------  -----------

   TOTAL LIABILITIES                                               21,439,256   21,320,354
                                                                  -----------  -----------

Stockholder's Equity:

    Common stock, ($300 par value; 10,000 shares authorized,
        issued and outstanding)                                     3,000,000    3,000,000
    Capital surplus                                                 4,832,382    4,832,382
    Retained earnings                                                 171,719      119,418
                                                                  -----------  -----------
                                                                    8,004,101    7,951,800

Net unrealized gain on available-for-sale securities, net of tax       29,022        1,594
                                                                  -----------  -----------

    TOTAL STOCKHOLDER'S EQUITY                                      8,033,123    7,953,394
                                                                  -----------  -----------

COMMITMENTS AND CONTINGENCIES (NOTES 7 AND 8)

        TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY                $29,472,379  $29,273,748
                                                                  ===========  ===========


See accompanying notes to financial statements